Joint Filer Information

Name:

Deerfield Mgmt III, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund III, L.P., Deerfield Healthcare Innovations Fund, L.P., Deerfield Partners, L.P., Deerfield Mgmt, L.P.

Address:	345 Park Avenue South, 12th Floor New York, NY 10010

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Oncorus, Inc. [ONCR]

Date of Event Requiring Statement:	February 17, 2021

The undersigned, Deerfield Mgmt III, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund III, L.P., Deerfield Healthcare Innovations Fund, L.P., Deerfield Mgmt, L.P. and Deerfield Partners, L.P. are jointly filing the attached Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Oncorus, Inc.

DEERFIELD MGMT HIF, L.P. By: J.E. Flynn Capital HIF, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD HEALTHCARE INNOVATIONS FUND, L.P.

By: Deerfield Mgmt HIF, L.P., General Partner

By: J.E. Flynn Capital HIF, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD MGMT, L.P.

By: J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD PARTNERS, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact